COMPARABLE COMPANY VALUATION




                                         COBEE              COMPARABLE              IMPLIED
                                      PROJECTIONS          RANGE MEDIAN              VALUE
                                   -----------------     -----------------     ------------------

Price to Earnings
  1999E                                  $    6,804            12.1x              $    82,325
Market/Book                                  84,165             1.0                    83,068

                                   --------------------------------------------------------------
                                               Mean Implied Equity Value          $    82,696

                                                 IMPLIED PRICE PER SHARE          $     19.68
                                   --------------------------------------------------------------

Firm Value/EBITDA
  1999E                                  $   19,641             7.2x              $   140,430

                                   --------------------------------------------------------------
                                                Mean Implied Equity Value         $   140,430
                                                                Less Debt              72,535
                                                  IMPLIED PRICE PER SHARE         $     16.16
                                   --------------------------------------------------------------

Equity Value/
Capacity                                        190          $  736               $   139,745
  MWh Sold                                  840,715             123                   102,988
                                                                            ------------------
                                   --------------------------------------------------------------
                                                Mean Implied Equity Value         $   121,366
                                                                Less Debt              72,525
                                                  IMPLIED PRICE PER SHARE         $     11.62
                                   --------------------------------------------------------------


COMPARABLE COMPANIES







                                                                EQUITY MARKET VALUE
                                                ---------------------------------------
                                     MARKET              NET INCOME(B)
                           STOCK     EQUITY     -----------------------------  BOOK       FIRM
COMPANY                    PRICE     VALUE      1998       1999E     2000E     VALUE      VALUE(C)
------------------       ---------  ---------   --------  ---------  -------- ---------  ------------
Endesa Chile                  0.38  $   3,076       32.2         NM      14.9       1.2 $    8,239
Gener                         0.28      1,548       16.7       12.1        NA       0.9      2,688
Central Buerto                2.29        203        3.5        3.4       7.4       0.6        480
Costanera                     2.82        380        5.6        4.3      14.2       1.0        562



                         ----------------------------------------------------------------------------
                           High:           --       32.2x      12.1x     14.9x      1.2x        --
                           Median:         --       11.2        4.3      14.2       1.0         --
                           Mean:           --       14.5        6.6      12.2       0.9         --
                           Low:            --        3.5        3.4       7.4       0.6         --
                         ----------------------------------------------------------------------------






                                 FIRM VALUE/
                                  EBITDA(B)                    Equity Value
                         -------------------------   -----------------------------
COMPANY                     1998           1999E         2000E          CAPACITY          MWH SOLD
------------------       ------------   ----------   ------------   --------------   ----------------
Endesa Chile                      8.6         11.3            9.0   $        1,868   $            499
Gener                            11.1         10.1             NA              974                182
Central Buerto                    4.7          4.2            4.9              348                 54
Costanera                         4.2          3.2            5.0              497                 63

                         ----------------------------------------------------------------------------
                         High:   11.1x        11.3x           9.0x  $        1,868   $            499
                         Median:  6.7          7.2            5.0              736                123
                         Mean:    7.2          7.2            6.3              922                200
                         Low:     4.2          3.2            4.9              348                 54
                         ----------------------------------------------------------------------------



(a)  As of 6/17/99
(b)  Based on estimates
(c) Firm Value equals equity value plus straight debt, minority interest, straight preferred stock, all out-of-money convertibles, less investmentz in unconsolidated affiliates and cash.